SUMMIT MUTUAL FUNDS, INC.                        EX-99.906 CERT
Pinnacle Series
ITEM 10(c) TO FORM N-CSR


                   SECTION 906 CERTIFICATION




Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Summit Mutual Funds, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Pinnacle Series of Summit Mutual Funds, Inc. for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Pinnacle Series of Summit Mutual Funds, Inc.


By: /s/ Steven R. Sutermeister          By: /s/ Thomas G. Knipper
    ----------------------------            ---------------------
Steven R. Sutermeister                  Thomas G. Knipper
President and Chief Executive Officer   Controller and Treasurer
Summit Mutual Funds, Inc.               Summit Mutual Funds, Inc.